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 P R O X Y               CFW COMMUNICATIONS COMPANY          EXHIBIT 99.2
                   Proxy Solicited by the Board of Directors

   The undersigned hereby constitutes J.B. Mitchell, Sr. and M. B. Moneymaker, or either of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all Senior Cumulative Convertible Preferred Stock, Series B and Senior Cumulative Preferred Stock, Series C of the undersigned at a special meeting of shareholders to be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, on December 4, 2000, at 11:00 a.m., or any adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

   The Board of Directors recommends a vote "FOR"

                                                           FOR AGAINST ABSTAIN
                                                           --- ------- -------
  1. To approve the issuance of up to 3,716,400 shares of
     CFW common stock to R&B shareholders pursuant to the
     Agreement and Plan of Merger.                         [_]   [_]     [_]
  2. To approve an amendment of CFW's Articles of
     Incorporation to increase the authorized shares of
     CFW common stock from 20,000,000 to 75,000,000.       [_]   [_]     [_]
  3. To approve an increase in the size of CFW's board of
     directors to 11 members.                              [_]   [_]     [_]
  4. To approve the change of CFW's name to NTELOS Inc.    [_]   [_]     [_]

                           (continued on other side)
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                          (continued from other side)

  5. To vote on such other business, if any, that may properly come before the meeting.

 [_]Please check box if you plan to attend the meeting.

 Dated: __________ , 2000                 ________________________________

                                          ________________________________
                                             (Please sign your name(s)
                                             exactly as shown hereon.)

                                          THIS PROXY WHEN PROPERLY EXE-
                                          CUTED WILL BE VOTED IN THE MAN-
                                          NER DIRECTED HEREIN BY THE
                                          SHAREHOLDER(S). IF NO DIRECTION
                                          IS MADE, THIS PROXY WILL BE
                                          VOTED "FOR" PROPOSALS 1 THROUGH
                                          5 ABOVE AND AS THE PROXIES DEEM
                                          ADVISABLE ON SUCH OTHER MATTERS
                                          TO BE CONSIDERED AT THE MEET-
                                          ING.